Exhibit 99.1

REVOCABLE PROXY

GUARANTY BANCORP, INC.

10 Pleasant Street

Woodsville, New Hampshire 03785

(603) 747-2735

Proxy of Special Meeting of Shareholders

to be held on June 12, 2025

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Guaranty Bancorp, Inc., Woodsville, New Hampshire (“Guaranty”) do HEREBY NOMINATE, CONSTITUTE AND APPOINT James E. Graham and Daniel X. Stannard, Jr., or any one of them (with full power to act alone), my true and lawful attorney and proxy with full power of substitution to each, for me and in my name, place and stead to vote all shares of the common stock of Guaranty that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Woodsville Guaranty Savings Bank Operations Center, Woodsville, New Hampshire 03785, on June 12, 2025 at 9:00 a.m., local time, or at any adjournments thereof, as fully as I might or could were I personally present, as follows:

1.	A proposal to approve the Agreement and Plan of Merger, dated as of March 11, 2025, by and between Guaranty and Bar Harbor Bankshares, which we refer to as Bar Harbor, as such agreement may be amended from time to time, which we refer to as the merger agreement, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Appendix A, pursuant to which Guaranty will merge with and into Bar Harbor, with Bar Harbor as the surviving corporation, which we refer to as the merger, as more fully described in the accompanying Proxy Statement/Prospectus, which we refer to as the merger proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	A proposal to adjourn the special meeting, if necessary or appropriate, as determined by Guaranty, to solicit additional proxies in favor of the merger proposal, which we refer to as the adjournment proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

When properly executed this proxy will be voted in the manner directed herein by the undersigned shareholder(s). UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS LISTED ABOVE, AND IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Guaranty at 10 Pleasant Street, Woodsville, New Hampshire 03785, either a written revocation of the proxy or a duly executed substitute bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

IMPORTANT: THIS IS YOUR PROXY.
Please mark, date, sign and return this proxy promptly in the enclosed envelope.

Dated: __________________________, 2025
Signature of Shareholder

Signature of Shareholder

Please sign exactly as your name appears on the envelope in which this proxy was mailed. Where there is more than one holder, only one must sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.